UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 2, 2005

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-51280	36-3297908
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

	225 West Wacker Drive Chicago, Illinois	60606
	(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.       Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on October 7, 2005.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This current report on Form 8-K contains forward-looking statements.  These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.  In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology.  You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Morningstar’s other filings with the Securities and Exchange Commission, including Morningstar’s Prospectus filed on May 4, 2005 and quarterly report on Form 10-Q filed on August 11, 2005.  If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected.  Any forward-looking statement you read in this current report on Form 8-K reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Investor Questions and Answers: September 2005

We plan to make written responses available addressing investor questions about our business on the first Friday of every month. The following answers respond to questions received through September 1, 2005. We intend to answer as many questions as time allows, although we will not answer product support questions through this channel. We may wait to respond to a given question until the following month if we need more time to research the answer.

If you would like to submit a question, please send an e-mail to investors@morningstar.com, contact us via fax at 312-696-6009, or write to us at the following address:

Morningstar, Inc.

Investor Relations

225 West Wacker Drive

Chicago, IL 60606

Product Development Plans

1.              Any new products coming out in the next couple quarters?

For the most part, we’re focusing our resources on our four major growth platforms: Morningstar.com for individual investors, Morningstar Advisor Workstation for financial advisors, Morningstar Direct for institutional investment research professionals, and Morningstar Retirement Manager for the retirement market. Most of our new product offerings are meant to either complement or augment these four major platforms.

In the advisor market, we recently introduced a new Compliance Data Digest tool to help financial advisors find information about share-class breakpoint schedules and other information they need to ensure that their clients receive the appropriate discounts on sales charges when purchasing funds with loads. We also plan to introduce a share class analyzer and a retirement income calculator as part of our Compliance Tools suite. This fall, we plan to add a Defined Contribution Plans module to our Principia software system to help financial advisors evaluate defined contribution plan fund lineups. We’re actively building a new database for life and pension funds in the United Kingdom, as the advent of pension simplification rules will allow many individuals who were previously unable to invest in private pensions to take advantage of these investments.

To expand our reach with individual investors, we launched a series of investment workbooks that allow investors to learn key investment concepts at their own pace. We also recently introduced three new newsletters for individual investors: Morningstar Practical Finance, Morningstar DividendInvestor, and Morningstar GrowthInvestor. In January 2006, we plan to introduce an annual guidebook, the ETF 100, to help investors sort through the available options in this increasingly popular area.

In the retirement market, we’re introducing a new version of Morningstar Retirement Manager that streamlines and simplifies the user experience for retirement plan participants. Participants are able to access personalized retirement solutions through a Web site or call center or by mail. Participants can also elect to manage their own defined contribution plans or delegate management of their accounts by using our managed retirement accounts service.

Dividend Policy

2.              What are your plans for your cash?  Given the strong free cash flow, do you plan on considering a dividend at some point?

We’re not averse to holding some excess cash because it gives us the financial flexibility to take advantage of new opportunities as they arise. As of June 30, 2005, we had $116.0 million of cash, cash equivalents, and investments on our balance sheet. We currently plan to retain excess free cash flow for general corporate purposes, including working capital and funding future growth. We may also consider making acquisitions that are compatible with our mission of creating great products that help investors reach their financial goals.

We currently do not intend to pay any cash dividends on our common stock. Our board of directors is responsible for determining future dividends, if any. In general, the board would likely consider initiating a dividend in the absence of compelling acquisition targets or opportunities to buy back our stock at an undervalued price after taking into account our general corporate needs, including funding future growth.

Taxes

3.              Why has your tax rate been so volatile?  When will it start to normalize and what is a good normalized rate?

Our effective income tax rate has varied partly because of the tax impact of incentive stock options. In particular, the expense associated with incentive stock options that we previously recorded under the liability method is not deductible for U.S. corporate income taxes. Now that we are no longer required to record stock option expense under the liability method, we expect that our tax rate will stabilize to some degree.

However, the change in our effective income tax rate also reflects other factors. For example, we’re not able to record a tax benefit from the net operating losses from some of our non-U.S. operations. To the extent these international operations become profitable, the foreign net operating losses may become deductible in certain international tax jurisdictions. In addition, in the second quarter of 2005, we recorded a deferred income tax benefit of $668,000 related to research and development expenses because of a change in Treasury regulations, which resulted in a one-time reduction of our effective income tax expense rate.

Stock Option Issuance

4.              Has the company given any guidance with respect to how many options it plans to issue on an annual basis?  The forecast of fully diluted EPS becomes somewhat more challenging without a sense of how the share-count will grow.

We have not given specific guidance on how many options we plan to issue each year; however, we have historically granted options to our employees as a significant component of overall compensation. We believe that granting options encourages our employees to think like owners and gives them an incentive to help build our long-term value.

In April 2005, our board of directors authorized for grant in 2005 options to acquire 1.1 million shares of common stock under our 2004 Stock Incentive Plan. We granted options to acquire approximately 1.0 million shares of common stock in the six months ending June 30, 2005. The total amount of shares authorized for grant in 2005 is equivalent to approximately 2.8% of our basic shares outstanding as of June 30, 2005 and 2.6% of our weighted average fully diluted shares outstanding for the six-month period ending June 30, 2005. We have an additional 2,906,304 shares of common stock reserved for issuance under our Stock Incentive Plan.

Independent Equity Research

5.              What progress have you made to sell the equity research product to other institutional accounts other than the original Wall Street subscribers?  Has there been any interest from the buyside?

We’ve had strong interest in our independent equity research from a variety of firms. In addition to the original group of investment banks we have agreements with to provide equity research under the terms of the Global Analyst Research Settlements, we’ve been in ongoing discussions with a variety of other sell-side firms about licensing our equity research for their financial advisors or affiliated brokers to use in due diligence and researching securities for client portfolios.

We also sell our equity research to buy-side clients and have created a research platform that includes access to our analyst staff as well as detailed discounted cash flow models for the securities in our coverage universe. Most of our buy-side customers are bank trust departments and smaller asset management firms, although we’ve also had interest from larger asset management companies.

6.              Have you finished staffing up your stock analyst research staff?  If not, what kind of growth in stock analysts do you foresee and at what point will you have enough to cover all the stocks you need covered?

We had 80 stock analysts in place as of June 30, 2005, and we expect to continue hiring more analysts between now and the end of the year. We currently have approximately 1,600 stocks under coverage, and expect to have 1,700 stocks under full analyst coverage by the end of the year. We’re planning our equity analyst staffing levels to meet the requirements of this expanded coverage universe. After that point, we’d expect any further hiring to be driven by business demand and growth in our coverage list.

7.              What are the details of the Global Analyst Research Settlements as they pertain to you?  Do you get a guaranteed amount of revenue every quarter or does it fluctuate based on usage or some other metric?  Is there any potential for growth in this business?  Any potential that more investment banks will have to offer your research and/or have any banks considered simply outsourcing their whole research function?  Do you have ways to leverage this research that could result in more revenues?

We have agreements in place with several major investment banks to provide independent equity research under the terms of the Global Analyst Research Settlements.

We aren’t disclosing details on the terms of each contract, but in general, the agreements are structured as annual contracts that include both renewal and cancellation options. The specifics vary for each client; some of the agreements are structured based on flat fees and others have fees that vary based on the number of companies covered. While the amount of revenue associated with these contracts is not guaranteed and may fluctuate, the amount of quarterly variability has not been dramatic so far.

As far as the potential for growth in this business, we do see an opportunity for future growth. The 12 firms included in the settlements aren’t required to select a fixed list of research providers; a firm could elect to replace a current research provider with another firm or simply add to the number of research providers it has contracts with. In addition, a firm may decide to shift the percentage of companies covered by a given research provider or add to the number of companies under coverage.

Outside of the Global Analyst Research Settlements, we’ve been in discussions with a variety of other firms about licensing our equity research. Some investment banks have also expressed interest in using outside equity research to access research on securities they don’t have the resources to cover in-house. In particular, we see coverage on initial public offerings as an area of opportunity and expect to pursue more business in this area.

As far as banks that are outsourcing research, Wells Fargo has publicly stated that it has decided to eliminate its analyst staff and discontinue its internal research function. However, it’s not clear if this is part of a broader trend.

Longer term, we see a variety of opportunities for leveraging our equity research. Adding analyst coverage on a large number of stocks allows us to enhance the value proposition for Premium Membership on Morningstar.com and reach an audience of active stock investors that we haven’t fully tapped to date. We’re also continuing to pursue opportunities for selling our equity research to buy-side clients. Our Licensed Data business, which we include in our Institutional segment, is another area of opportunity for distributing our equity data through a variety of platforms, and we also see opportunities to sell equity research and data in a variety of markets around the world.

Hedge Fund Database

8.               What type of usage statistics can you share with us about the hedge fund product?  Who is it being marketed to, who is paying for it?

Our hedge fund database includes data on approximately 2,000 single-managed hedge funds, hedge funds of funds, and commodity trading advisors across 15 strategies.

We currently offer our hedge fund data primarily through Morningstar Direct, a Web-based institutional research platform that provides in-depth investment performance and analysis. More than 800 clients currently have access to the hedge fund data in Morningstar Direct. At present, the hedge fund data in Morningstar Direct is primarily used by hedge funds of funds, family offices, consultants, mutual fund companies, and other investment managers. We also plan to market our hedge fund data to hedge fund administrators, which provide back-office services to hedge fund managers; prime brokers, which are heavy users of hedge fund data for research purposes; and hedge fund firms that are interested in obtaining data for competitive research purposes.

In addition to the data offered through Morningstar Direct, we’ve created a hedge fund data profile page that we plan to offer to institutional clients, as well as a specialized advisor tool for offshore hedge funds and offshore hedge funds of funds on a major brokerage firm’s platform. We’re also exploring other opportunities for distributing hedge fund data in the advisor market.

9.              I am doing some research and wanted to know if you offer information about hedge funds. If so how many funds do you have in your database and what is the fee for Institutions?

We currently provide data on approximately 2,000 hedge funds, including single-managed funds, hedge funds of funds, and commodity trading advisors. Our hedge fund data is available through Morningstar Direct, a Web-based institutional research platform that provides in-depth investment performance and analysis. We do not charge a separate fee for the hedge fund data included in Morningstar Direct. Pricing for Morningstar Direct is based on the number of licenses purchased: $15,000 for the first user, $10,000 for the second user, and $7,500 for each additional user.

International Operations

10.       What is driving international revenue gains, is it a specific product, or a specific group, etc.?

Some of our major products outside of the United States are Licensed Tools and Content in Europe; Paltrak, our Principia-like software offered in Canada; and Licensed Data in Europe and Australia. The international revenue growth has been driven by a variety of products, but one key trend has been a greater contribution from Europe as our operations there become stronger and more mature. For example, local versions of Advisor Workstation in Italy, Germany, and the United Kingdom were a major contributor to growth for the first six months of 2005. Sales of Morningstar Direct have also been building in Europe. Our data feed business in Australia, which includes data feeds to both advisors and institutions, has also contributed to international revenue gains.

Morningstar Principia

11.       Are you still adding subscribers to Principia?  It seems that while year over year there have been declines, there was a sequential increase from 1Q05 to 2Q05.

Overall, growth in Principia subscriptions has been flat to negative during the past several years, as we’ve seen a natural migration from CD-ROM technology to Morningstar Advisor Workstation’s Web-based platform. As reported in our 10-Q report for the second quarter, Principia subscriptions declined to 50,797 as of June 30, 2005, compared with 54,824 as of June 30, 2004. The apparent increase you mention from the end of the first quarter to the end of the second quarter in 2005 resulted from a change in the way we measure the total number of subscriptions. Previously, we counted subscriptions to the Principia suite (which includes access to all six investment modules) as one subscription. Beginning in the second quarter of 2005, we changed our methodology to count Principia suite subscriptions as separate subscriptions to each module because we believe this more accurately reflects the underlying economic reality. Under the revised methodology, the total number of subscriptions decreased from 53,048 as of March 31, 2005 to 50,797 as of June 30, 2005. The table included in the response to question #12 reflects Principia subscription data calculated under the new method for each date shown.

Product and Headcount Data

12.       Could you send me the last 8 quarters of financial data, specifically I’d like to see the different statistics that you publish each quarter (headcount, U.S. stock analysts, U.S. fund analysts, # of premium subscriptions, # of Principia subscriptions, # of advisor workstations, etc) to get more history for a frame of reference?

The table below shows historical data going back to June 2003 for the supplemental information we plan to report on an ongoing basis.

	6/30/2003		9/30/2003		12/31/2003	3/31/2004	6/30/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005
Our Employees
Total headcount (1)	800		810		830	870	900	940	1000	1000	1070
U.S. stock analysts	32	(1)	32	(1)	34	38	65	67	73	79	80
U.S. fund analysts	25	(1)	23		22	23	24	26	27	28	25

Our Business
Morningstar.com Premium subscriptions	103,750		106,823		114,140	124,294	125,697	126,672	131,035	138,364	139,976
Principia subscriptions (2)	56,993		57,791		55,892	55,493	54,824	52,366	51,308	53,048	50,797
U.S. Advisor Workstation licenses	24,177		29,514		59,515	60,825	79,028	77,622	84,773	89,557	102,443
Morningstar Direct licenses (3)	n/a		n/a		601	n/a	654	729	775	797	822
Morningstar Managed Portfolios (mil)	$221.8		$300.8		$439.0	$586.4	$688.8	$774.1	$936.0	$1,018.4	$1,125.9
Managed retirement accounts (mil) (4)	n/a		$6.2		$20.0	$38.2	$56.9	$85.3	$123.9	$151.1	$185.6

(1): approximate

(2): Beginning in the second quarter of 2005, we changed our methodology to count Principia suite subscriptions as separate subscriptions to each module. The data shown in this table reflects the new method for all periods.

(3): Prior to June 2004, some client agreements for Morningstar Direct did not specify a fixed number of licenses; therefore, quarterly data on the number of licenses is not available prior to this date.

(4): Our managed retirement accounts were first launched in the third quarter of 2003.

Asset Management Business

13.       What kind of fees do you get on your Managed Portfolios as a % of AUMs [assets under management]?

The management fee for our Morningstar Managed Portfolios service, a fee-based discretionary asset management program offered through financial advisors, is based on a tiered schedule that depends on the client’s average daily account value. The net fee ranges from 0.40% to 0.20% of assets. The net management fee covers the costs of account service, custody and clearing, portfolio construction, and ongoing monitoring, with full discretionary authority to rebalance and reallocate the portfolios when necessary. Our Managed Portfolios service is offered through Morningstar Investment Services, a registered investment advisor and subsidiary of Morningstar, Inc.

Analyst Trading Policies

14.       I am a Morningstar investor and was wondering what your policy is on Securities Exchange Act of ‘34 Regulation AC (Part 242.500-505), pertaining to research reports.  Does the firm have a policy that contemplates restrictions for its personnel in the trading of funds for which it provides research?

Regulation AC requires broker-dealers and other covered parties to include specific certifications in research analysts’ published research reports and to obtain periodic certifications in connection with analysts’ public appearances. We do not believe that our business, as currently conducted, makes us subject to Regulation AC disclosure requirements. We have a Code of Ethics and a Securities Trading Policy that apply to all Morningstar employees, as well as specific restrictions that apply to our stock and fund analysts. You can read our policies at the following link: http://corporate.morningstar.com/US/financials/trading_policy.pdf.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: September 2, 2005	By:	/s/ Martha Dustin Boudos
	Name:	Martha Dustin Boudos
	Title:	Chief Financial Officer